UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

ADMINISTRATIVE PROCEEDING
File No.

In the Matter of	
APT Motovox Group, Inc.	**OFFER OF SETTLEMENT OF APT MOTOVOX GROUP, INC.**
Respondent.	

I.

APT Motovox Group, Inc. ("Motovox" or "Respondent"), pursuant to Rule 240(a) of the Rules of Practice of the Securities and Exchange Commission ("Commission") [17 C.F.R. § 201.240(a)], submits this Offer of Settlement ("Offer") in anticipation of cease-and-desist proceedings to be instituted against it by the Commission, pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act").

II.

This Offer is submitted solely for the purpose of settling these proceedings, with the express understanding that it will not be used in any way in these or any other proceedings, unless the Offer is accepted by the Commission. If the Offer is not accepted by the Commission, the Offer is withdrawn without prejudice to Respondent and shall not become a part of the record in these or any other proceedings, except for the waiver expressed in Section V with respect to Rule 240(c)(5) of the Commission's Rules of Practice [17 C.F.R. § 201.240(c)(5)].

III.

On the basis of the foregoing, the Respondent hereby:

A. Admits the jurisdiction of the Commission over Motovox and over the matters set forth in the Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order ("Order");

B. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, prior to a hearing pursuant to the Commission's Rules of Practice, 17 C.F.R. § 201.100 et seq., and without admitting or denying the findings contained in the Order, except as to the Commission's jurisdiction over Motovox and the subject matter of these proceedings, which are admitted, consents to the entry of an Order by the Commission containing the following findings[1] set forth below:

Company Background

1. Motovox (formerly known as Frozen Food Gift Group, Inc.) is a Delaware corporation headquartered in Kansas City, Missouri. Motovox is a smaller reporting company under Rule 12b-2 of the Exchange Act and has been registered with the Commission under Section 12(g) of the Exchange Act since February 3, 2012. Motovox's last-filed periodic report was the form 10-Q/A for the period ended March 31, 2014. Its shares are quoted on OTC Link (formerly "pink sheets") operated by OTC Markets Group Inc. under the symbol MTVX.

Applicable Reporting Requirements Concerning the Issuance of Unregistered Shares

2. Under Item 3.02 of Form 8-K, a smaller reporting company must disclose the unregistered sales of equity securities unless such sales, in aggregate since its last report filed under Item 3.02 or its last periodic report, whichever is more recent, constitute less than five percent of the number of shares outstanding of the class of equity securities sold. The registrant must file within four business days of the date of the occurrence or when such agreement becomes enforceable against the registrant.

Motovox Failed to Disclose the Issuance of Unregistered Shares

3. On or around February 14, 2014, March 11, 2014, and March 21, 2014, Motovox entered into agreements with a financing company ("financing agreement") pursuant to which Motovox issued shares of common stock to the financing company purportedly in reliance on a registration exemption found in Section 3(a)(10) of the Securities Act of 1933 ("Securities Act").

4. Between January 15, 2014 and March 14, 2014, Motovox sold more than 540 million shares of its common stock to the financing company and other parties in transactions that were not registered under the Securities Act. On January 15, 2013, the common stock sold, in the aggregate, exceeded five percent of the number of shares of common stock outstanding reported on Motovox's November 19, 2013 Form 10-Q. Ultimately, the common stock sold

[1] The findings herein are made pursuant to Respondent's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

exceeded 135 percent of the number of shares of common stock outstanding reported on Motovox's November 19, 2013 Form 10-Q, as amended on February 14, 2014.

5. Motovox failed to file a Form 8-K with the Commission between January 21, 2013 and March 20, 2014, disclosing the unregistered sales of equity securities.

6. Between April 23, 2014 and May 14, 2014, Motovox sold more than 650 million shares of its common stock in transactions that were not registered under the Securities Act. On April 23, 2014, the common stock sold, in the aggregate, exceeded five percent of the number of shares of common stock outstanding reported on Motovox's April 15, 2014 Form 10-K, as supplemented by its April 16, 2014 Form 8-K. Ultimately, the common stock sold exceeded 16 percent of the number of shares of common stock outstanding reported on Motovox's April 15, 2014 Form 10-K, as supplemented by its April 16, 2014 Form 8-K.

7. Motovox failed to file a Form 8-K with the Commission between April 29, 2013 and May 19, 2014, disclosing the unregistered sales of equity securities.

8. Between May 23, 2014 and June 16, 2014, Motovox sold more than 810 million shares of its common stock in transactions that were not registered under the Securities Act. On May 23, 2014, the common stock sold, in the aggregate, exceeded five percent of the number of shares of common stock outstanding reported on Motovox's May 20, 2014 Form 10-Q. Ultimately, the common stock sold exceeded 17 percent of the number of shares of common stock outstanding reported on Motovox's May 20, 2014 Form 10-Q.

9. Motovox failed to file a Form 8-K with the Commission between May 29, 2014 and June 20, 2014, disclosing the unregistered sales of equity securities.

10. As a result of the conduct described above, Motovox violated Section 13(a) of the Exchange Act and Rule 13a-11 thereunder, which require every issuer of a security registered pursuant to Section 12 of the Exchange Act to file with the Commission information as the Commission may require, including current reports on Form 8-K to disclose the occurrence of certain events.

IV.

On the basis of the foregoing, Respondent hereby consents to the entry of an Order by the Commission that:

A. Pursuant to Section 21C of the Exchange Act, Respondent Motovox cease and desist from committing or causing any violations and any future violations of Sections 13(a) of the Exchange Act and Rule 13a-11 thereunder.

B. Respondent shall pay civil penalties of $25,000 to the Securities and Exchange Commission. Payment shall be made in the following installments: $10,000 on or before

November 15, 2014; $2,000 on or before December 15, 2014; $2,000 on or before January 15, 2015; $2,000 on or before February 15, 2015; $2,000 on or before March 15, 2015; $2,000 on or before April 15, 2015; $2,000 on or before May 15, 2015; $2,000 on or before June 15, 2015; and $1,000 on or before July 15, 2015. If any payment is not made by the date the payment is required by this Order, the entire outstanding balance of civil penalties, plus any additional interest accrued pursuant to 31 U.S.C. 3717, shall be due and payable immediately, without further application. Payment must be made in one of the following ways:

(1) Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2) Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3) Respondent may pay by certified check, bank cashier's check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Motovox as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to William P. Hicks, Division of Enforcement, Securities and Exchange Commission, 950 East Paces Ferry Rd. N.E., Suite 900, Atlanta, Georgia 30326.

V.

By submitting this Offer, Respondent hereby acknowledges its waiver of those rights specified in Rules 240(c)(4) and (5) [17 C.F.R. §201.240(c)(4) and (5)] of the Commission's Rules of Practice. Respondent also hereby waives service of the Order.

VI.

Respondent understands and agrees to comply with the terms of 17 C.F.R § 202.5(e), which provides in part that it is the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings," and "a refusal to admit the allegations is equivalent to a denial, unless the defendant or respondent states that he neither admits nor denies the allegations." As part of Respondent's agreement to comply with the terms of Section

202.5(e), Respondent: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any finding in the Order or creating the impression that the Order is without factual basis; (ii) will not make or permit to be made any public statement to the effect that Respondent does not admit the findings of the Order, or that the Offer contains no admission of the findings, without also stating that the Respondent does not deny the findings; and (iii) upon the filing of this Offer of Settlement, Respondent hereby withdraws any papers previously filed in this proceeding to the extent that they deny, directly or indirectly, any finding in the Order. If Respondent breaches this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Respondent's: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

VII.

Consistent with the provisions of 17 C.F.R. § 202.5(f), Respondent waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

VIII.

Respondent hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney's fees or other fees, expenses, or costs expended by Respondent to defend against this action. For these purposes, Respondent agrees that Respondent is not the prevailing party in this action since the parties have reached a good faith settlement.

IX.

Respondent agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source including, but not limited to, payment made pursuant to any insurance policy, with regard to any penalty amounts that Respondent shall pay pursuant to this Order, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Respondent further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state or local tax for any penalty amounts that Respondent shall pay pursuant to this Order, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.

X.

Respondent states that it has read and understands the foregoing Offer, that this Offer is made voluntarily, and that no promises, offers, threats, or inducements of any kind or nature whatsoever have been made by the Commission or any member, officer, employee, agent, or representative of the Commission in consideration of this Offer or otherwise to induce it to submit to this Offer.

3RD Day of September 2014

APT Motovox Group, Inc.
Troy A. Covey
President, Director and Principal Executive Officer

STATE OF Missouri }
} SS:
COUNTY OF Jackson }

The foregoing instrument was acknowledged before me this 5th day of September 2014 by APT Motovox Group, Inc. and Troy A. Covey who X is personally known to me or ___ who has produced a driver's license as identification and who did take an oath.

Notary Public
State of Missouri
Commission Number :
Commission Expiration :

WILLIAM P. MAHER
Notary Public - Notary Seal
State of Missouri
Commissioned for Jackson County
My Commission Expires: October 23, 2016
Commission Number: 12643826

APT MOTOVOX GROUP, INC. CERTIFICATE OF CORPORATE RESOLUTION

I, Troy A. Covey, do hereby certify that I am the duly elected, qualified and acting President of APT Motovox Group, Inc. ("Motovox"), a Delaware corporation, and that the following is a complete and accurate copy of a resolution adopted by the Board of Directors of Motovox at a meeting held on September 3, 2014 at which a quorum was present and resolved as follows:

> **RESOLVED:** That Troy A Covey, an Officer of this Corporation, be and hereby is authorized to act on behalf of the Corporation, and in his sole discretion, to negotiate, approve, and make the offer of settlement of Motovox, attached hereto, to the United States Securities and Exchange Commission ("Commission") in connection with the investigation conducted by the Commission; in this connection, the aforementioned Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by the Commission, in order to carry out the foregoing.

I further certify that the aforesaid resolution has not been amended or revoked in any respect and remains in full force and effect.

IN WITNESS WHEREOF, I have executed this Certificate as a sealed instrument this 5TD day of September, 2014.

By: ______________________

Troy A. Covey
President, Director and
Principal Executive Officer
APT Motovox Group, Inc.

Notary

WILLIAM P. MAHER
Notary Public - Notary Seal
State of Missouri
Commissioned for Jackson County
My Commission Expires: October 23, 2016
Commission Number: 12843628